UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 22, 2006

Exact name of registrant	Address of principal	State or other jurisdiction of
as specified in its	executive offices; zip code;	incorporation or
charter; Commission	registrant’s telephone	organization; IRS Employer
File No.:	number, including area code:	Identification No.:

Duquesne Light	411 Seventh Avenue	Pennsylvania
Holdings, Inc.	Pittsburgh, PA 15219	25-1598483
1-10290	412-393-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
On November 22, 2006, DQE Financial Corp., a Delaware corporation (“DQE Financial”) which is a wholly owned subsidiary of Duquesne Light Holdings, Inc. (“Holdings”), entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with Blue Wolf Energy Holdings LLC, a Delaware limited liability company (“Purchaser”), pursuant to which DQE Financial will sell to Purchaser all of the membership interests (“Membership Interests”) in its wholly owned subsidiary Montauk Energy Capital, LLC, a Delaware limited liability company (“Montauk”) for approximately $110 million (the “Purchase Price”). Montauk operates the landfill gas-to-energy business of Holdings through various subsidiaries.
The Purchase Price will be paid in cash at the closing and reflects certain anticipated closing and post-closing adjustments with respect to indebtedness, working capital, capital expenditures, put options and the unwinding of certain hedging arrangements, all as described in the Purchase Agreement.
The closing is subject to customary closing conditions, including (i) the approval of the Federal Energy Regulatory Commission of certain aspects of the transaction, (ii) the divestiture by Montauk of all of its ownership interest in Montauk Synfuels, LLC to DQE Financial, (iii) the unwinding of certain hedging arrangements with JP Morgan Chase Bank, N.A., (iv) the execution and delivery by Holdings of a Guaranty of the indemnification obligations of DQE Financial under the Purchase Agreement, (v) the approval of the transactions by the South African Reserve Bank (since it is contemplated that a portion of Purchaser’s funding will be invested by a South African entity) and (vi) Purchaser obtaining timely financing from its lender on terms reflected in its signed commitment letter.
Subject to receipt of required regulatory approvals, the parties desire to consummate the transactions contemplated under the Purchase Agreement by December 31, 2006.
The Purchase Agreement contains customary representations and warranties of DQE Financial with respect to Montauk, its subsidiaries and their business, including, among others, with respect to contracts, permits, taxes, litigation, benefit plans, labor matters and environmental matters. The Purchase Agreement also contains certain customary covenants, including, among others, covenants regarding the operation of Montauk, its subsidiaries and their business prior to the closing, covenants to obtain all necessary regulatory approvals and other consents, covenants regarding employees of the business, and covenants not to own or operate a landfill gas-to-energy business for two years after closing.
The Purchase Agreement also includes customary termination provisions for both DQE Financial and Purchaser, and customary indemnification provisions that are applicable after the closing.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof attached as Exhibit 10.1.

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Item 9.01 Financial Statements and Exhibits.
        (c) Exhibits.
10.1	Membership Interest Purchase Agreement dated as of November 22, 2006 between DQE Financial Corp. and Blue Wolf Energy Holdings LLC.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc. (Registrant)
Date: November 29, 2006	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan Senior Vice President and Chief Financial Officer

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